AMENDMENT TO THE
                              CUSTODIAN CONTRACT

      AGREEMENT made this 7th day of July, 1988 by and between STATE STREET BANK AND TRUST COMPANY ("Custodian") and FINANCIAL INDUSTRIAL FUND, INC. (the "Fund").

                               WITNESSETH THAT:

      WHEREAS, the Custodian and the Fund are parties to a Custodian Contract dated February 1, 1980 (as amended to date, the "Contract") which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund:

      NOW THEREFORE, the Custodian and the Fund hereby amend the terms of the Custodian Contract and mutually agree to the following:

      Insert as the final paragraph under VIII. Responsiblity of Custodian:

      If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST                              FINANCIAL INDUSTRIAL FUND, INC.


/s/ Karen C. Gehlhausen             /s/ John M. Butler
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ATTEST                              STATE STREET BANK AND TRUST COMPANY

/s/ Kathy M. Kubit                  /s/ E. Davis Hawks, Jr.
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Assistant Secretary                 Vice President